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                         DISTRIBUTION AGREEMENT
                             August 3, 1987
                        as amended July 24, 1992,
                     as further amended July 24, 1998


Advance Capital Services, Inc.
One Towne Square
Suite  444
Southfield, MI   48076

Gentlemen:

   This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, ADVANCE CAPITAL I, Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland has agreed that ADVANCE CAPITAL SERVICES, INC. ("Services"), a corporation organized under the laws of the State of Michigan, shall be, for the period of this Distribution Agreement (the "Agreement"), the distributor of shares of the Fund covered by a Registration Statement filed with the Securities and Exchange Commission (the "SEC").

    1.   Services as Distributor
         -----------------------

    1.1 Services agrees to use its best efforts to solicit orders for the sale of shares of the Fund and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation.

    1.2 All activities of Services as distributor of the Fund's shares shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the Investment Company Act of 1940 (the "1940 Act"), by the SEC or any securities association registered under the Securities Exchange Act of 1934.

    1.3 Services will transmit any orders received by it for purchase of redemption of the Fund's shares to the entity serving as transfer agent, registrar and dividend disbursing agent for the fund of which the Fund has notified Services in writing.

    1.4 Whenever in their judgment such action is warranted by market, economic or political conditions, or by abnormal circumstances of any kind, the Fund's officers may decline to accept any orders for, or make any sales or, the shares until such time as those officers deem it advisable to accept such orders and to make such sales.

    1.5 Services will act only on its own behalf as principal should it choose to enter into selling agreements with selected dealers or others.

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    2.  Duties of the Fund
        ------------------

    2.1 The Fund agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Fund's shares for sale in such states as Services may designate.

    2.2 The Fund shall furnish from time to time, for use in connection with the sale of the Fund's shares such information with respect to the Fund and its shares as Services may reasonably request, all of which shall be signed by one or more of the Fund's duly authorized officers; and the fund warrants that the statements contained in any such information, when so signed by the Fund's officers, shall be true and correct.

    2.3 The Fund shall make available to Services the number of copies of the Fund's currently effective Prospectus and Statement of Additional Information that Services may reasonably request.

    3.   Representations and Warranties
         ------------------------------

    3.1 The Fund represents to Services that all Registration Statements, Prospectuses and Statements of Additional Information filed by the Fund with the SEC under the 1933 Act and the 1940 Act with respect to the Fund's shares have been prepared in conformity with the requirements of said Acts and rules and regulations of the SEC thereunder. As used in this Agreement the term "Registration Statement" shall mean any Registration Statement, Prospectus and Statement of Additional Information filed with the Sec and any amendments and supplements thereto which at any time shall have been filed with the SEC.

    3.2 The Fund further represents and warrants to Services that any Registration Statement, when such Registration Statement becomes effective, will contain all statements required to be stated therein in conformity with the 1933 Act and the 1940 Act and the rules and regulations of the SEC thereunder; that all statements of fact contained in any such Registration Statement will be true and correct when such Registration Statement becomes effective; and that no Registration Statement when such Registration Statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Fund's shares. The fund may, but shall not be obligated to, propose from time to time such amendment or amendments to any Registration Statement and such supplement or supplements to any Prospectus and/or Statement of Additional Information as, in the light of future developments, may, in the opinion of the Fund's counsel, be necessary or advisable.

    4.   Indemnification
         ---------------

    4.1 The Fund agrees to indemnify, defend and hold Services, its several officers and directors, and any person who controls Services within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses

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(including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Services, its officers and directors, or any such controlling person, may incur under the 1933 Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any Registration Statement or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any Registration Statement or necessary to make the statements in either document not misleading; PROVIDED, HOWEVER, that the Fund's agreement to indemnify Services, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities, or expenses arising out of any statements or representations as are contained in any Registration Statement and in such financial and other statements as are furnished to the Fund by Services pursuant to paragraph 4.2; and FURTHER PROVIDED that the Fund's agreement to indemnify Services and the Fund's representations and warranties herein before set forth in paragraph 3 shall not be deemed to cover any liabilities to the Fund or its shareholders to which Services would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Services' reckless disregard of its obligations and duties under this Agreement.

   The Fund's agreement to indemnify Services, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned under the Fund's being notified of any action brought against Services, its officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Fund at its principal office in Southfield, Michigan and sent to the Fund by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been properly served.
The failure to so notify the Fund of any such action shall not relieve the Fund from any liability which the Fund may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission or alleged omission, otherwise than on account of the Fund's indemnity agreement contained in this paragraph 4.1.

   The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Fund and approved by Services. In the event the Fund elects to assume the defense of any such suit and retain counsel, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but if the Fund does not elect to assume the defense of any such suit, or in case Services does not approve of counsel chosen by the Fund, the Fund will reimburse Services, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Services or them.

   The Fund's indemnification agreement contained in this paragraph 4.1 and the Fund's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Services, its officers and directors, or any controlling person, and shall survive the delivery of any of the Fund's shares. This agreement of indemnity will inure exclusively to Services' benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors.

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   The Fund agrees promptly to notify Services of the commencement of any litigation or proceedings against the Fund or any of its officers or Directors in connection with the issuance and sale of any of the shares.

    4.2 Services agrees to indemnify, defend and hold the Fund, its several officers and Directors, and any person who controls the fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its officers or Directors or any such controlling person, may incur under the 1933 Act, or under common law or otherwise, but only to the extent that such liability or expenses incurred by the Fund, its officers or Directors or such controlling person resulting from such claims or demands, shall arise out or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by Services to the Fund and used in the answers to any of the items of the Registration Statement, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by Services to the Fund and required to be stated in such answers or necessary to make such information not misleading.

   Services' agreement to indemnify the Fund, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon Services' being notified of any action brought against the Fund, its officers or Directors, or any such controlling person, such notification to be given by letter or telegram addressed to Services at its principal office in Southfield, Michigan and sent to Services by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been properly served. Services shall have the right to control the defense of such action, with counsel of its own choosing, satisfactory to the Fund, if such action is based solely upon such alleged misstatement or omission on Services' part, and in any other event the Fund, its officers or Directors or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify Services of any such action shall not relieve Services from any liability which Services may have to the Fund, its officers or Directors, or to such controlling person by reason or any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of Services' indemnity agreement contained in this paragraph 4.2.

    5.   Effectiveness of Registration
         -----------------------------

   None of the Fund's shares shall be offered by either Services or the Fund under any of the provisions of this Agreement, and no orders for the purchase or sale of the Fund's shares hereunder shall be accepted by the fund, if and so long as the effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current Prospectus as required by Section 10 (a)(3) of the 1933 Act is not on file with the SEC; PROVIDED, HOWEVER, that nothing contained in this paragraph 5 shall in any way restrict or have an application to or bearing upon the Fund's

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obligation to repurchase its shares from any shareholder in accordance with the provisions of the Fund's Prospectus, Statement of Additional Information or Articles of Incorporation or Bylaws.

    6.   Notice to Services
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    The Fund agrees to advise Services immediately in writing:

         (a) of any request by the SEC for amendments to the Registration Statement then in effect or for additional information;

         (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;

         (c) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement then in effect or which requires the making of a change in such Registration Statement in order to make the statements therein on misleading; and

         (d) of all action of the SEC with respect to any amendment to any Registration Statement which may from time to time be filed with the SEC.

    7.   Term
         ----

   This Agreement shall continue until December 31, 1998 and thereafter shall continue automatically for successive annual periods ending on December 31 of each year, provided such continuance is specifically approved at least annually by (i) the Directors of the Fund or (ii) by a vote of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, PROVIDED THAT, in either event, the continuance is also approved by the majority of the Directors of the Fund who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty: (a) at any time without notice by vote of a majority of the Directors of the Fund who are not interested persons (as defined in the 1940 Act) of any party to this Agreement; or (b) on not less than 60 days' written notice by the Directors of the Fund or by vote of the holders of a majority of the Fund's shares; or (c) upon not less than 90 days' written notice by Services. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

    8.   Payments
         --------

    Payments made to Services or any other person or entity by the Fund as a result of actions taken pursuant to the provisions of this Agreement shall be made in conformance with and shall be subject to the terms of the Fund's Plan of Distribution pursuant to Rule 123b-1, as amended from time to time by the Board of Directors of the Fund, and the provisions of which are hereby

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incorporated by reference into this Agreement and made a part hereof, and shall be made in conformity with all rules and regulations made or adopted pursuant to the 1940 Act.

   Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

Very truly yours,



ADVANCE CAPITAL I, INC.


By: /s/ John C. Shoemaker
   ------------------------
Its:         President
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Accepted:

ADVANCE CAPITAL SERVICES, INC.

     By: /s/ Robert J. Cappelli
         -----------------------
 Its: President
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